    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1997
                                                   REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        NATIONAL COMMERCE BANCORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         TENNESSEE                                              62-0784645
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              ONE COMMERCE SQUARE
                            MEMPHIS TENNESSEE 38150
                                 (901) 523-3245
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                LEWIS E. HOLLAND
                          EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                        NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                            MEMPHIS, TENNESSEE 38150
                                 (901) 523-3242
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH  COPIES TO:

                             EDWARD J. HAWIE, ESQ.
                            ANDREW M. TUCKER, ESQ.
                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                (404) 572-4710
                        -------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


TITLE OF CLASS OF            AMOUNT TO         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
 SECURITIES TO             BE REGISTERED       AGGREGATE PRICE         AGGREGATE       REGISTRATION FEE
 BE REGISTERED              PER SHARE(1)       OFFERING PRICE(2)
--------------------------------------------------------------------------------------------------------
Common Stock                 286,036              $42.8542            $12,257,844          $3,714.50
--------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
                                ________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++



                  SUBJECT TO COMPLETION, DATED APRIL 29, 1997

PROSPECTUS
----------

                                 286,036 Shares
                        NATIONAL COMMERCE BANCORPORATION
                                  Common Stock

     National Commerce Bancorporation ("NCBC" or the "Company") is a Tennessee corporation that provides retail and commercial banking and investment services through its wholly owned subsidiaries. This Prospectus relates to up to 286,036 shares of Common Stock which may be offered and sold by certain current shareholders of the Company (the "Selling Shareholders"). The Company will not receive any proceeds from the sale of Common Stock offered hereby.

     Each of the Selling Shareholders has acquired their shares of Common Stock as the result of an acquisition by NCBC. The Selling Shareholders may sell their shares of Common Stock from time to time in transactions on The Nasdaq Stock Market, in negotiated market transactions or by a combination of these methods, at fixed prices that may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Shareholders may effect these transactions by selling the shares to or through broker-dealers, who may be affiliated with the Selling Shareholders or the Company and who may receive compensation in the form of discounts and commissions from the Selling Shareholders or the purchaser of the shares, for whom the broker-dealer may act as an agent or to whom it may sell as a principal, or both.

     On April 23, 1997, the Company announced a 2-for-1 stock split, effective as of May 16, 1997 for shares held of record on May 5, 1997. The number of shares of Common Stock in this Prospectus has not been adjusted to reflect such stock split.

     The Common Stock is listed on The Nasdaq Stock market under the symbol "NCBC." On April 24, 1997, the last reported sales price of the Common Stock, as reported on The Nasdaq Stock Market was $42.75.

                            ________________________


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is        , 1997.

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----

Available Information.................................................... i
Incorporation of Certain Documents by Reference.......................... i
The Company.............................................................. 1
Use of Proceeds.......................................................... 1
Selling Shareholders..................................................... 1
Sale of Shares........................................................... 2
Experts.................................................................. 2
Legal Opinions........................................................... 3

                             AVAILABLE INFORMATION

     National Commerce Bancorporation ("NCBC") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at Regional Offices of the Commission located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048 and the Commission web site at (http://www.sec.gov). The Common Stock is listed on The Nasdaq Stock Market's National Market System and such reports, proxy and information statements and other information concerning NCBC can be inspected and copied at The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

     NCBC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available, upon written or oral request, from Lewis E. Holland, Executive Vice President and Chief Financial Officer, National Commerce Bancorporation, One Commerce Square, Memphis, Tennessee 38150; Telephone No. (901) 523-3242.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-6094) are incorporated by reference into this Prospectus:

     (i) NCBC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

     (ii) NCBC's Registration Statement on Form S-8 (File No. 33-38552) filed with the Securities and Exchange Commission on January 11, 1991, which provides a description of the Common Stock to be registered pursuant to this Prospectus.

     All documents filed by NCBC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

                                  THE COMPANY

     National Commerce Bancorporation ("NCBC" or the "Company") provides retail and commercial banking and investment services through the ownership, directly or indirectly, of all the outstanding capital stock of (1) National Bank of Commerce, Memphis, Tennessee, (2) Nashville Bank of Commerce, Nashville, Tennessee, (3) NBC Bank, FSB, Knoxville, Tennessee, (4) NBC Bank, FSB, Belzoni, Mississippi, (5) Commerce Capital Management, Inc., Memphis, Tennessee, (6) Brooks, Montague & Associates, Inc., Chattanooga, Tennessee, (7) Transplatinum Service Corp., Nashville, Tennessee ("Transplatinum"), and (8) U.S.I. Alliance Corp. NCBC advises these subsidiaries concerning financial and employee benefits matters, performs certain record-keeping functions to ensure compliance with accounting and regulatory requirements and assists in obtaining additional financing.

     NCBC, a Tennessee corporation, was formed in February 1966 as a Tennessee financial corporation. The corporate name was changed in 1970, and the present name was adopted in May 1978. NCBC common stock, par value $2.00 per share (the "Common Stock"), is traded on The Nasdaq Stock Market's National Market System under the symbol "NCBC." Unless the context otherwise requires, references to NCBC and the Company include National Commerce Bancorporation and its subsidiaries. NCBC's principal executive offices are located at One Commerce Square, Memphis, Tennessee 38150, and its telephone number is (901) 523-3245.

     The Company is filing this Prospectus to register up to 286,036 shares (the "Shares") of registered Common Stock currently held by certain shareholders of the Company (the "Selling Shareholders"). The Selling Shareholders may sell the Shares from time to time in transactions on The Nasdaq Stock Market's National Market System. See "Sale of Shares."


                                USE OF PROCEEDS

     The proceeds from the Selling Shareholders' Shares will belong to the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares and is registering the Shares solely for the purpose of fulfilling its contractual obligations to the Selling Shareholders.


                              SELLING SHAREHOLDERS

     The shares of Common Stock offered are offered by and for the account of the Selling Shareholders. The number of shares of Common Stock which each Selling Shareholder may offer is as follows:


Selling                                         Number of Shares
Shareholder                                       Offered/(1)/
-----------                                     ----------------

     Robert J. Harter                                66,275
     Joseph S. Webber                                64,733
     Jerrald J. Kelly                                10,275
     A.A. Metler                                     10,275
     Warren E. Payne                                 62,006
     Lee Iglehart                                    29,266
     Nancy Nelson                                     7,936
     F. Rodney Lawler                                 3,527
     H. Pat Wood                                      3,527
     Jon R. Lawler                                    7,054
     Robin L. Gibson                                  7,054
     The KWM Trust U/T/A/D 10/24/96 (2)               7,054
     The DWH Trust U/T/A/D 10/24/96 (3)               7,054
                                                    -------

TOTAL                                               286,036
-------------------------
(1) All shares of Common Stock owned by each Selling Shareholder are being registered hereunder.
(2) The sole beneficiary of this trust is Kimberly Wood McClamaroch. The trustee is James Tipton, who is unrelated to any of the Selling Shareholders.
(3) The sole beneficiary of this trust is Deborah Wood Hyde. The trustee is James Tipton, who is unrelated to any of the Selling Shareholders.

     Mr. Harter has entered into an employment agreement (the "Harter Employment Agreement") with Transplatinum, a subsidiary of the Company. The Harter Employment Agreement provides for a term of five years that expires on February 26, 2001 and contains certain non-competition and non-solicitation covenants, as well as covenants with respect to the non-disclosure of confidential information. The Harter Employment Agreement provides for an annual base salary of $120,000.

     Mr. Webber has entered into a consulting agreement (the "Consulting Agreement") with Transplatinum, a subsidiary of the Company. The Consulting Agreement provides for a term of engagement which will expire on January 1, 2000. The Consulting Agreement contains certain non-competition and non-solicitation covenants, as well as covenants with respect to the non-disclosure of confidential information. The Consulting Agreement provides for an annual base salary of $50,000.

     Mr. Payne has entered into an employment agreement (the "Payne Employment Agreement") with Kenesaw Leasing, Inc. ("Kenesaw"), a wholly owned subsidiary of the Company. The Payne Employment Agreement provides for a term of three years which will expire on September 30, 1999. Thereafter, Mr. Payne's employment may be renewed for an additional period of one (1) year, unless either Kenesaw or Payne provides written notice of termination no fewer than
thirty days prior to the end of the then current term.   The Payne Employment
Agreement contains certain non-competition and non-solicitation covenants, as well as covenants with respect to the non-disclosure of confidential information. The Payne Employment Agreement provides for an annual base salary of $125,000 and provides that Payne may be entitled to receive Annual Bonus Options for the purchase of capital stock of the Company.

     Mr. Payne serves as a Director of NBC Bank, FSB, Knoxville, Tennessee, a wholly owned subsidiary of Commerce Acquisition Corp. and receives $500 per each meeting attended.

     Messrs. Harter and Payne and Ms. Nelson have outstanding indebtedness owed to affiliates of the Company as of December 31, 1996. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interests rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.


                                 SALE OF SHARES

     The Company has been advised by the Selling Shareholders that the Selling Shareholders may sell their shares of Common Stock from time to time in transactions on The Nasdaq Stock Market's National Market System, in negotiated transactions or by a combination of these methods, at fixed price which may be changed, at market prices at the time of the sale, at prices related to market prices or at negotiated prices. The Selling Shareholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom the broker-dealer may act as an agent or to whom they may sell the Shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

     The Selling Shareholders and broker-dealers who act in connection with the sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and profits on any resale of the shares as a principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company has agreed to bear all of the expenses in connection with the registration and sale of the shares of Common Stock covered by the Registration Statement (other than underwriting discounts and selling commissions and the fees and expenses of counsel or other advisors of the Selling Shareholders).


                                    EXPERTS

     The consolidated financial statements of National Commerce Bancorporation, incorporated by reference herein from National Commerce Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

          The validity of the Common Stock being offered hereby has been passed upon for the Company by Susan S. Craft, associate counsel of the Company. As of April 29, 1997, Ms. Craft beneficially owned 129.78 shares of Common Stock and vested options to purchase an additional 600 shares of Common Stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered. All amounts shown are estimates, except the registration fee.

     Registration Fee -- Securities and Exchange Commission    $ 3,700
     Accounting Fees and Expenses                                4,000
     Legal Fees and Expenses                                    10,000
     Miscellaneous                                               1,500
                                                               -------
                                                               $19,200


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summary is qualified in its entirety by reference to the complete text of the statute, Certificate of Incorporation, Bylaws and agreements referred to below.

     The Registrant's Bylaws provide that the Registrant will indemnify any person, who is made a party to a suit by or in the right of the Corporation by reason of the fact that he is or was an officer or director of the Registrant, against amounts paid in settlement and reasonable expenses incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by, and in the manner provided by, Tennessee law. The Registrant will indemnify any person made, or threatened to be made, a party to a suit other than by or in the right of any corporation, by reason of the fact that he was an officer or director of the Registrant or served such other Corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses incurred as a result of such suit or proceeding or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in the best interest of the Registrant and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that this conduct was unlawful, and to the extent permitted by, and in the manner provided by, Tennessee law.

     The Registrant's Charter provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the laws of Tennessee.

     Under Part 5 of Article 18 of the Tennessee Securities Act, a corporation may indemnify a director, officer, employee or agent of the corporation who is made a party to a proceeding against liability incurred in the proceeding if (1) he conducted himself in good faith and (2) he reasonably believed (a) that his conduct was in the best interest of the corporation in the case of conduct in his official capacity, (b) that his conduct was at least not opposed to the corporations best interest in all other cases, and (c) he had no reasonable cause to believe his conduct was unlawful, in the case of a criminal proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     The Registrant maintains a directors and officers liability insurance policy. Such policy has a deductible of $150,000 and an annual per occurrence and aggregate cap on coverage of $20 million. In addition, the Registrant maintains general liability insurance policy with an annual per occurrence and aggregate cap of $20 million.


ITEM 16.  EXHIBITS

Exhibit                  Description
-------                  -----------

4.1 Amended and Restated Certificate of Incorporation of Registrant (filed as Exhibit 4.1, and incorporated by reference, to the Registrant's Registration Statement on Form S-3, dated July 6, 1994, File No. 33-81258).

4.2 By-Laws of Registrant (filed as Exhibit 3.2, and incorporated by reference, to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

4.3      Specimen Common Stock Certificate.

5.1 Opinion of Susan S. Craft regarding legality of shares being registered.

23.1     Consent of Independent Auditors.

23.3     Consent of Susan S. Craft (included in Exhibit 5.1).

24.1     Powers of Attorney (contained on signature page).


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 29, 1997.

                                 NATIONAL COMMERCE BANCORPORATION


                                    By: /s/ THOMAS M. GARROTT
                                        -------------------------------------
                                        Thomas M. Garrott
                                        Chairman of the Board, President and
                                        Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis E. Holland and Charles A. Neale and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature                      Title                              Date
---------                      -----                              ----

/s/ THOMAS M. GARROTT          Chairman of the Board, President   April 23, 1997
-----------------------------  and Chief Executive Officer
Thomas M. Garrott              (Principal Executive Officer)

/s/ LEWIS E. HOLLAND           Executive Vice President,          April 23, 1997
-----------------------------  Treasurer and Chief Financial
Lewis E. Holland               Officer
                               (Principal Financial Officer and
                               Principal Accounting Officer)

/s/ FRANK G. BARTON, JR.       Director                           April 23, 1997
-----------------------------
Frank G. Barton, Jr.

/s/ R. GRATTAN BROWN, JR.      Director                           April 23, 1997
-----------------------------
R. Grattan Brown, Jr.

/s/ BRUCE E. CAMPBELL, JR.     Director                           April 23, 1997
-----------------------------
Bruce E. Campbell, Jr.

/s/ JOHN D. CANALE, III        Director                           April 23, 1997
-----------------------------
John D. Canale, III

/s/ EDMOND D. CICALA           Director                           April 23, 1997
-----------------------------
Edmond D. Cicala

/s/ THOMAS C. FARNSWORTH, JR.  Director                           April 23, 1997
-----------------------------
Thomas C. Farnsworth, Jr.

/s/ R. LEE JENKINS             Director                           April 23, 1997
-----------------------------
R. Lee Jenkins

/s/ W. NEELY MALLORY, JR.      Director                           April 23, 1997
-----------------------------
W. Neely Mallory, Jr.

/s/ JAMES E. McGHEE, JR.       Director                           April 23, 1997
-----------------------------
James E. McGehee, Jr.

/s/ HARRY J. PHILLIPS, SR.     Director                           April 23, 1997
-----------------------------
Harry J. Phillips, Sr.

/s/ RUDY E. SCHEIDT            Director                           April 23, 1997
-----------------------------
Rudy E. Scheidt

/s/ SIDNEY A. STEWART, JR.     Director                           April 23, 1997
-----------------------------
Sidney A. Stewart, Jr.

/s/ G. MARK THOMPSON           Director                           April 23, 1997
-----------------------------
G. Mark Thompson

                                 EXHIBIT INDEX


                                                                      Sequential
                                                                         Page
Exhibit   Description                                                   Number
-------   -----------                                                 ----------

4.1       Amended and Restated Certificate of
          Incorporation of Registrant (filed as an Exhibit 4.1, and incorporated by reference, to the Registrant's
          Registration Statement on Form S-3, dated July 6, 1994,
          File No. 33-81258).

4.2       Amended and Restated By-Laws of Registrant
          (filed as Exhibit 4(b), and incorporated by reference, to the Registrant's Registration
          Statement on Form S-8, dated January 13, 1995,
          File No. 33-88440).

4.3       Specimen Common Stock Certificate.

5.1 Opinion of Susan S. Craft regarding legality of shares being registered.

23.1      Consent of Independent Auditors.

23.2      Consent of Susie S. Craft (included in Exhibit 5.1).

25.1      Powers of Attorney (contained on signature page).